Exhibit 3.5
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
SUMMIT DIAGNOSTICS, LLC
* * * * * *
In accordance with the provisions of §18-202 of the
Limited Liability Company Act of the State of Delaware
* * * * * *
     The undersigned, being duly authorized to execute and file this Certificate of Amendment to Certificate of Formation for the purpose of amending the Certificate of Formation pursuant to the Section 18-202 of the Delaware Limited Liability Company Act, does hereby certify as follows:
     FIRST: The name of the limited liability company is Summit Diagnostics LLC (the “Company”).
     SECOND: The Certificate of Formation of the Company is hereby amended by deleting article I in its entirety and substitute therefore the following new article 1:
I.
          The name of the limited liability company is Aurora Diagnostics, LLC (the “Company”).
     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to Certificate of Formation as of the 22nd day of May, 2006.

/s/ James New
Name:	James New
Title:	Manager

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:47 PM 05/22/2006
FILED 01:47 PM 05/22/2006
SRV 060485941 — 4131081 FILE

Stats of Delaware
Secretary of State
Division of Corporations
Delivered 06:50 EM 03/23/2006
FILED 06:27 PM 03/23/2006
SRV 060280882 — 4131081 WHS
Certificate of Formation of
summit diagnostics, LLC
     The undersigned authorized person, desiring to form a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, does hereby certify as follows:
I.
     The name of the limited liability company is Summit Diagnostics, LLC (the “LLC”).
II.
     The address of the registered office of the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the LLC’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.
III.
     The Certificate of Formation shall be effective upon filing of the Certificate in the Office of the Secretary of State of the State of Delaware.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Summit Diagnostics, LLC on March 23, 2006.

By:	/s/ Lisa M. DeBarber
Lisa M. DeBarber
Authorized Person